Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
x

MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY SECTION 6.2(C) REPORT AND

BUDGET VARIANCE REPORT AS OF MARCH 31, 2013

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated June 11, 2012 and between the parties thereto (as amended, the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 29, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the following for the most recently ended fiscal quarter of the GUC Trust.

Reporting required under Section 6.2(c)(i) of the GUC Trust Agreement is annexed hereto as Exhibit A (the “6.2(c) Report”).

The quarterly variance report as described in the third sentence of Section 6.4 of the GUC Trust Agreement for the fiscal quarter ended March 31, 2013, in accordance with the Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012, is annexed hereto as Exhibit B (the “Budget Variance Report”).

The 6.2(c) Report is not intended to constitute, and should not be construed as, investment advice. The 6.2(c) Report has been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely in its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting the 6.2(c) Report, the Budget Variance Report and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated: New York, New York

April 23, 2013

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Keith R. Martorana 200 Park Avenue
New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)							Supplemental

		As of Effective Date	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012	As of March 31, 2013 (1)	Cumulative as of March 31, 2013	In respect of May 2013 Distribution	Cumulative total including amounts in respect of May 2013 Distribution	Notes
A.	Number of Units Outstanding	0	29,923,831	30,036,943	30,158,595	30,187,804	30,198,435	30,198,435	28,879	30,227,314	(2)

B.	GUC Trust Distributable Assets										(3)
	GUC Trust Common Stock Assets	150,000,000	29,514,625	26,790,000	23,598,847	23,214,742	22,008,739	22,008,739	(115,029)	20,334,066
	GUC Trust Warrant Assets “A”	136,363,635	26,831,449	24,354,500	21,453,356	21,104,176	20,007,804	20,007,804	(104,570)	18,485,406
	GUC Trust Warrant Assets “B”	136,363,635	26,831,449	24,354,500	21,453,356	21,104,176	20,007,804	20,007,804	(104,570)	18,485,406
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0	$0	$0	$0

C.	Claims Summary										(4)
	Total Allowed Amount (i.e., all currently Allowed General Unsecured Claims as of date specified)	$29,770,812,132	$30,036,882,240	$30,158,532,126	$30,187,736,114	$30,198,365,147	$30,227,243,878	$30,227,243,878
	Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)	$8,153,859,851	$5,205,266,370	$4,322,530,278	$4,060,584,373	$3,759,252,410	$3,604,871,048	$3,604,871,048
	Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)	$0	$0	$0	$0	$0	$0	$0
	Aggregate Maximum Amount (i.e., Maximum Amount of all Disputed General Unsecured Claims, Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims)	$9,653,859,851	$6,705,266,370	$5,822,530,278	$5,560,584,373	$5,259,252,410	$5,104,871,048	$5,104,871,048
	Current Total Amount	$39,424,671,983	$36,742,148,610	$35,981,062,403	$35,748,320,487	$35,457,617,557	$35,332,114,926	$35,332,114,926

D.	Holdback										(5)
	Protective Holdback - GUC Common Stock Assets	0	0	0	0	0	0	0
	Additional Holdback - GUC Common Stock Assets	0	422,363	881,808	851,325	1,090,140	440,638	440,638
	Reporting and Transfer Holdback - GUC Common Stock Assets	95,060	135,005	312,998	379,415	661,017	300,150	300,150
	Taxes on Distribution Holdback - GUC Common Stock Assets	0	2,131,159	4,200,465	4,432,128	5,075,563	7,351,443	7,351,443
	Avoidance Action Trust Holdback - GUC Common Stock Assets	0	0	0	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “A”	0	383,966	801,644	773,932	991,036	400,551	400,551
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “A”	86,414	122,732	284,543	344,923	600,925	272,864	272,864
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “A”	0	1,937,418	3,818,605	4,029,207	4,614,148	6,683,130	6,683,130
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “B”	0	383,966	801,644	773,932	991,036	400,551	400,551
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “B”	86,414	122,732	284,543	344,923	600,925	272,864	272,864
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “B”	0	1,937,418	3,818,605	4,029,207	4,614,148	6,683,130	6,683,130
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0

E.	Claim Disposition										(4)
	Resolved Allowed General Unsecured Claims allowed	Not applicable	$113,113,780	$121,649,886	$29,203,989	$10,629,032	$28,878,731	$455,128,061
	Disputed General Unsecured Claims disallowed	Not applicable	$340,999,227	$761,086,207	$232,741,916	$290,702,930	$125,502,631	$4,093,860,741
	Unresolved Term Loan Avoidance Action Claims resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0	$0	$0
	Other Avoidance Action Claims, resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0	$0	$0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)							Supplemental

		As of Effective Date	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012	As of March 31, 2013 (1)	Cumulative as of March 31, 2013	In respect of May 2013 Distribution	Cumulative total including amounts in respect of May 2013 Distribution	Notes
F.	Distributions in respect of Resolved Allowed General Unsecured Claims of -										(6)
	GUC Common Stock Assets	0	188,180	450,555	484,553	116,508	42,151	114,882,349	115,029	114,997,234
	GUC Trust Warrant Assets “A”	0	171,074	409,612	440,510	105,910	38,325	104,438,553	104,570	104,543,081
	GUC Trust Warrant Assets “B”	0	171,074	409,612	440,510	105,910	38,325	104,438,553	104,570	104,543,081
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0	$0	$0

G.	Distributions in respect of Units of -										(7)
	GUC Common Stock Assets	0	0	0	0	0	0	5,404,819	0	5,404,819
	GUC Trust Warrant Assets “A”	0	0	0	0	0	0	4,913,469	0	4,913,469
	GUC Trust Warrant Assets “B”	0	0	0	0	0	0	4,913,469	0	4,913,469
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0	$0	$0

H.	Excess GUC Trust Distributable Assets reserved for distribution to holders of Units of -										(7)
	GUC Common Stock Assets	0	0	0	0	0	0	0	0
	GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0	0
	GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0	0
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0	$0	$0

I.	Additional Shares received (whether held by MLC or the GUC Trust)	0	0	0	0	0	0	0

Memo	Supplemental Information - In respect of distributions to newly Resolved Allowed General Unsecured Claims at next quarterly distribution
	Number of Units to Resolved Allowed General Unsecured Claims								28,879
	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets								115,029
	GUC Trust Warrant Assets “A”								104,570
	GUC Trust Warrant Assets “B”								104,570

	Excess GUC Trust Distributable Assets
	GUC Common Stock Assets								0
	GUC Trust Warrant Assets “A”								0
	GUC Trust Warrant Assets “B”								0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)							Supplemental

		As of Effective Date	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012	As of March 31, 2013 (1)	Cumulative as of March 31, 2013	In respect of May 2013 Distribution	Cumulative total including amounts in respect of May 2013 Distribution	Notes
Memo	Supplemental Information - Claims Summary										(8)
	Total filed claims			$214,872,225,885	$214,872,671,272	$214,874,766,597	$214,874,842,925
	Total scheduled only, liquidated claims			$3,771,756,210	$3,771,756,210	$3,771,756,210	$3,771,756,210
	Total filed and scheduled claims			$218,643,982,096	$218,644,427,482	$218,646,522,807	$218,646,599,135

	Claims as currently ordered			$34,481,062,403	$34,248,320,487	$33,957,617,557	$33,832,114,926
	Term Loan Avoidance Action			$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Current Total Amount			$35,981,062,403	$35,748,320,487	$35,457,617,557	$35,332,114,926

	Claims summary by category (as currently ordered)
	Accounts Payable and Executory Contracts			$934,271,316	$897,031,148	$879,713,700	$879,676,117
	Asbestos			$625,000,000	$625,000,000	$625,000,000	$625,000,000
	Debt			$30,354,703,374	$30,354,712,641	$30,324,983,064	$30,325,009,987
	Employee			$1,025,913,492	$1,019,022,149	$1,017,659,786	$1,009,029,798
	Environmental			$463,504,647	$412,709,582	$360,196,648	$302,819,740
	Litigation			$836,881,949	$699,057,342	$511,966,784	$452,931,709
	Workers Compensation			$27,226,844	$27,226,844	$24,500,844	$24,025,844
	Other			$213,560,782	$213,560,782	$213,596,732	$213,621,732

	Claims summary by category (allowed amounts)
	Accounts Payable and Executory Contracts			$786,400,749	$793,788,877	$802,527,682	$802,549,338
	Asbestos			$625,000,000	$625,000,000	$625,000,000	$625,000,000
	Debt			$27,267,274,794	$27,267,284,061	$27,267,284,061	$27,267,289,061
	Employee			$1,000,020,000	$1,000,662,785	$1,000,752,927	$1,002,839,274
	Environmental			$227,626,632	$236,626,632	$221,099,012	$235,219,740
	Litigation			$252,173,610	$264,337,419	$281,577,333	$294,172,333
	Workers Compensation			$844	$844	$844	$25,844
	Other			$35,497	$35,497	$123,289	$148,289

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

March 31, 2013

(1)	The Initial Distribution Date took place on or about April 21, 2011 (with a secondary distribution on or about May 26, 2011 to certain holders of allowed claims as of the Initial Distribution Date who did not receive the April 21, 2011 distribution). The second quarter distribution took place on or about July 28, 2011. The third quarter distribution took place on or about October 28, 2011. The Section 2.3(a) Distribution, as defined below, took place on or about January 13, 2012. As described further below, the GUC Trust was not required to make, and did not make, a fourth quarter distribution. The fifth quarter distribution took place on or about April 27, 2012. The sixth quarter distribution took place on or about August 3, 2012. The seventh quarter distribution took place on or about November 5, 2012. The eighth quarter distribution took place on or about February 8, 2013. As described further below, the ninth quarter distribution is anticipated to take place in early May 2013.

Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within thirty (30) days of the “GUC Trust Funding Date,” as such term is defined in the GUC Trust Agreement, any New GM Securities that would have been distributed on the next quarterly distribution date to holders of Resolved Allowed General Unsecured Claims and holders of Units as of the GUC Trust Funding Date (the “Section 2.3(a) Distribution”). The GUC Trust Funding Date was December 15, 2011 and, as such, the record date for the Section 2.3(a) Distribution was December 15, 2011. The Section 2.3(a) Distribution took place on or about January 13, 2012, and consisted solely of a distribution to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the Section 2.3(a) Distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarter distribution was scheduled to take place on or as promptly as practicable following January 1, 2012, based upon the GUC Trust’s books and records as of December 31, 2011. However, as no Disputed General Unsecured Claims were allowed between the GUC Trust Funding Date and the December 31, 2011 record date for the fourth quarter distribution, no distribution was required to be made to holders of Resolved Allowed General Unsecured Claims. In addition, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was required. As such, no quarterly distribution (other than the Section 2.3(a) Distribution referenced herein) was made during January 2012.

The fifth, sixth, seventh and eighth quarter distributions consisted solely of distributions to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the distribution that quarter. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold for each quarter, no distribution to holders of Units was made in connection with such distributions.

The ninth quarter distribution is expected to take place in early May 2013, and is expected to consist solely of a distribution to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the ninth quarter distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units is anticipated in connection with the ninth quarter distribution.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

March 31, 2013

(2)	Units represent the contingent right to receive, on a pro rata basis as provided in the Plan, Excess GUC Trust Distributable Assets (as described in greater detail in Sections G and H hereof). Prior to the receipt of the No Action Relief (as defined below) by the GUC Trust, each holder of an Allowed General Unsecured Claim was deemed to receive “Units” in the GUC Trust evidenced by appropriate notation on the books and records of the GUC Trust. On May 23, 2012, the GUC Trust received a favorable ruling from the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) which provided that the SEC would not recommend enforcement if the Units were issued in a global transferable form, but were not registered under Section 12(g) of the Securities Exchange Act of 1934 (the “No Action Relief”). Following the receipt of the No Action Relief, on or about June 12, 2012, the Units represented by notation on the books and records of the GUC Trust were exchanged for Units issued in global form only, registered in the name of The Depositary Trust Company (“DTC”) or its nominee and held only through participants of DTC, as depositary.

Units are issued at a ratio of one Unit for each $1,000 in amount of allowed general unsecured claim (such that if all Disputed General Unsecured Claims as of March 31, 2013 were subsequently allowed, the GUC Trust would issue approximately 35.33 million Units (inclusive of all Units previously distributed)).

Units in respect of general unsecured claims allowed as of the Initial Distribution were not issued (at that time, as evidenced on the GUC Trust’s books and records) until after the Effective Date. Hence, for purposes of this presentation only, Units outstanding as of the Effective Date are deemed to be zero. The 30,198,435 Units outstanding as of March 31, 2013 correlate to the $30.20 million in allowed claims as of December 31, 2012. The Number of Units outstanding as of March 31, 2013 does not directly correspond to allowed claims as of December 31, 2012 on a 1 to 1,000 basis because 70 additional Units were issued due to rounding.

(3)	The amounts reported as GUC Trust Distributable Assets are net of liquidating distributions payable as further described in Notes 3, 4 and 5 of the Notes to the Financial Statements of the GUC Trust for the quarter ended December 31, 2012, as previously filed.

(4)	The categories presented under Sections C and E hereof correspond to terms defined in the GUC Trust Agreement and further described in Notes 1, 2 and 3 of the Notes to the Financial Statements of the GUC Trust for the quarter ended December 31, 2012, as previously filed.

(5)	On May 24, 2011, MLC, on behalf of the GUC Trust, sold 87,182 shares of New GM Common Stock and 79,256 warrants of each class of warrants related to the Reporting and Transfer Holdback in accordance with Section 2.3(e)(i) of the GUC Trust Agreement. The sale resulted in cash proceeds of $5,649,328 which, pursuant to the Plan, was used to fund certain reporting, tax and litigation costs of the GUC Trust (“Reporting and Transfer Costs”). Such proceeds were held by MLC on behalf of the GUC Trust until MLC’s dissolution on December 15, 2011. On December 15, 2011, MLC transferred, net of payments already made on account of such Reporting and Transfer Costs, $2,049,608 of these funds to the GUC Trust and $500,000 to the Avoidance Action Trust in accordance with Section 2.3 of the GUC Trust Agreement.

As of December 31, 2011, the GUC Trust Administrator reserved from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(d) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, Excess GUC Trust Distributable Assets consisting of 1,204,792 shares of New GM Common Stock and 1,095,265 warrants of each class of warrant in the aggregate (collectively the “Reserved Securities”) for the purposes of funding accrued and projected administrative expenses of the GUC Trust (such Reserved Securities, the “GUC Trust Administrative Costs Reserve”), and Reporting and Transfer Costs (such Reserved Securities, the “Reporting and Transfer Costs Reserve”).

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

March 31, 2013

On March 8, 2012, the Bankruptcy Court entered an order (the “First Liquidation Order”) authorizing the GUC Trust Administrator to liquidate a portion of the Reserved Securities, the proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) would approximate (x) $17,866,537 to satisfy GUC Trust administrative fees, costs and expenses (“GUC Trust Administrative Costs”) incurred in 2011 and estimated for 2012, and (y) $8,648,781 to satisfy Reporting and Transfer Costs incurred by the GUC Trust in 2011 and which could arise in 2012. In addition, the First Liquidation Order authorized the GUC Trust Administrator to liquidate New GM Securities which would generate proceeds approximating $13,714,000 (the “Avoidance Action Trust Cash”) to satisfy fees, costs and expenses of the Avoidance Action Trust estimated for 2012, 2013 and 2014 (the “Avoidance Action Trust Administrative Costs”). The First Liquidation Order further provided that, following the receipt of a favorable ruling from the Internal Revenue Service (the “Favorable IRS Ruling”), the GUC Trust would be permitted to transfer the Avoidance Action Trust Cash to the Avoidance Action Trust. A copy of the First Liquidation Order is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

Following the entry of the First Liquidation Order and prior to March 31, 2012, the GUC Trust Administrator sold the following New GM Securities in accordance with the First Liquidation Order: (i) 351,001 shares of New GM Common Stock and 319,092 warrants of each class of warrant for the aggregate proceeds of $17,868,184 in respect of GUC Trust Administrative Costs; (ii) 169,912 shares of New GM Common Stock and 154,465 warrants of each class of warrant for the aggregate proceeds of $8,649,578 in respect of Reporting and Transfer Costs; and (iii) 269,422 shares of New GM Common Stock and 244,929 warrants of each class of warrant for the aggregate proceeds of $13,715,264 in respect of Avoidance Action Trust Administrative Costs. On April 24, 2012 the GUC Trust received the Favorable IRS Ruling, and on May 14, 2012 the GUC Trust transferred the Avoidance Action Trust Cash to the Avoidance Action Trust.

As of March 31, 2012, the GUC Trust Administrator reserved from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(e) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, additional Excess GUC Trust Distributable Assets primarily to address a contingent tax liability that would be incurred by the GUC Trust in the event that the value of the New GM Securities increases from the GUC Trust Funding Date to the time such New GM Securities are distributed, liquidated or otherwise disposed of by the GUC Trust (the “Taxes on Distribution Reserve”). On March 31, 2012, there was such a contingent tax liability estimated at approximately $108.6 million, as further described in Notes 2 and 3 of the Notes to the Financial Statements for the year ended March 31, 2012. As such, as of March 31, 2012, the aggregate Reserved Securities consisted of 2,688,527 shares of New GM Common Stock and 2,444,116 warrants of each class of warrants, which reflects both the Taxes on Distribution Reserve as well as New GM Securities reserved for the purposes of funding then projected GUC Trust Administrative Costs and Reporting and Transfer Costs. Pursuant to Section 12.1 of the Plan, Law Debenture Trust Company of New York, in its capacity as claimant and as chair of the Official Committee of Unsecured Creditors of Motors Liquidation Company had requested a private letter ruling from the Internal Revenue Service (the “IRS”) which, if granted, would have eliminated the contingent tax liability to the extent arising from the distribution of New GM Securities. On May 7, 2012, the IRS informed representatives of the Official Committee of Unsecured Creditors of Motors Liquidation Company that it had made a final adverse determination with respect to the issuance of such private letter ruling, and that a favorable private letter ruling would not be forthcoming.

As of June 30, 2012, additional Reserved Securities consisting of 637,438 additional shares of New GM Common Stock and 579,489 additional warrants of each class of warrants were set aside to fund projected GUC Trust Administrative Costs and Reporting and Transfer Costs, primarily as a result of increases to reserves for expected costs of liquidation and the decrease in the fair market value of New GM Securities during the period. In addition, the GUC Trust Administrator reevaluates, on a quarterly basis, the amounts of New GM Securities included in the Taxes on Distribution

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

March 31, 2013

Reserve. As a result of such review for the quarter ended June 30, 2012, the GUC Trust Administrator determined that it was necessary to include 2,069,306 additional shares of New GM Common Stock and 1,881,187 additional warrants of each class of warrants in the Taxes on Distribution Reserve. This increase was a result of a change in the calculation of securities to be set aside. The revised calculation (the “First Revised Calculation”) used the highest market price for the securities since December 15, 2011 (the date the New GM Securities were transferred to the GUC Trust from MLC) in calculating the potential taxes on future gains from the disposition of New GM Securities rather than the market price for the securities at quarter end. For additional information, see the disclosure in the Form 8-K of the GUC Trust filed with the SEC on June 27, 2012. As a result of such increases, as of June 30, 2012, the aggregate amounts of Reserved Securities consisted of 5,395,271 shares of New GM Common Stock and 4,904,792 warrants of each class of warrants.

During the quarter ended September 30, 2012, additional Reserved Securities consisting of 35,934 additional shares of New GM Common Stock and 32,668 additional warrants of each class of warrants were set aside to fund projected GUC Trust Administrative Costs and Reporting and Transfer Costs, primarily as a result of increases to reserves for expected costs of liquidation. In addition, as a result of the GUC Trust Administrator’s quarterly reevaluation of the Taxes on Distribution Reserve for the quarter ended September 30, 2012, the GUC Trust Administrator determined that it was necessary to include 231,663 additional shares of New GM Common Stock and 210,602 additional warrants of each class of warrants in the Taxes on Distribution Reserve. This increase was partially related to a change in the calculation of securities to be set aside (the “Second Revised Calculation”). The Second Revised Calculation uses the lowest market price for the securities since December 15, 2011 (the date the New GM Securities were transferred to the GUC Trust from MLC) in converting the potential taxes on future gains from the disposition of New GM Securities from a dollar value into the number of New GM Securities comprising the Taxes on Distribution Reserve. This differs from the First Revised Calculation which used the market price for the securities at quarter end for such conversion. For additional information, see the disclosure in the Form 8-K of the GUC Trust filed with the SEC on September 27, 2012. As a result of such increases, as of September 30, 2012, the aggregate amounts of Reserved Securities consisted of 5,662,868 shares of New GM Common Stock and 5,148,062 warrants of each class of warrants.

During the quarter ended December 31, 2012, additional Reserved Securities consisting of 520,417 additional shares of New GM Common Stock and 473,106 additional warrants of each class of warrants were set aside to fund projected GUC Trust Administrative Costs and Reporting and Transfer Costs, primarily as a result of increases to reserves for expected costs of liquidation. In addition, as a result of the GUC Trust Administrator’s quarterly reevaluation of the Taxes on Distribution Reserve for the quarter ended December 31, 2012, the GUC Trust Administrator determined that it was necessary to include 643,435 additional shares of New GM Common Stock and 584,941 additional warrants of each class of warrants in the Taxes on Distribution Reserve. This increase was primarily related to the increase in the fair market value of New GM Securities during the period. As a result of such increases, as of December 31, 2012, the aggregate amounts of Reserved Securities consisted of 6,826,720 shares of New GM Common Stock and 6,206,109 warrants of each class of warrants.

On December 11, 2012, the Bankruptcy Court entered an order (the “Second Liquidation Order”) authorizing the GUC Trust Administrator to liquidate a portion of the Reserved Securities, the proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) would approximate $11,363,300 to satisfy GUC Trust Administrative Costs estimated for 2013, and $6,489,100 to satisfy Reporting and Transfer Costs estimated for 2013. A copy of the Second Liquidation Order is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

March 31, 2013

Following the entry of the Second Liquidation Order and prior to March 31, 2013, the GUC Trust Administrator sold the following New GM Securities in accordance with the Second Liquidation Order: (i) 187,221 shares of New GM Common Stock and 170,200 warrants of each class of warrant for the aggregate proceeds of $11,437,693 in respect of GUC Trust Administrative Costs; (ii) 106,912 shares of New GM Common Stock and 97,192 warrants of each class of warrant for the aggregate proceeds of $6,531,483 in respect of Reporting and Transfer Costs.

As a result of the GUC Trust Administrator’s quarterly reevaluation of the Taxes on Distribution Reserve for the quarter ended March 31, 2013, the GUC Trust Administrator determined that it was necessary to include 2,275,880 additional shares of New GM Common Stock and 2,068,982 additional warrants of each class of warrants in the Taxes on Distribution Reserve. This increase was primarily related to the increase in the fair market value of New GM Securities during the period and a change in the applicable tax rate applied to the calculation of the Taxes on Distribution Reserve from 35% to 39.6%, as disclosed in the Form 10-Q for the period ended December 31, 2012. In addition, the GUC Trust reduced the number of Reserved Securities which were previously set aside to fund projected GUC Trust Administrative Costs and Reporting and Transfer Costs (in the aggregate) by 1,010,369 shares of New GM Common Stock and 918,546 warrants of each class of warrants. This reduction reflects the transfer of Reserved Securities from the GUC Trust Administrative Costs Reserve and the Reporting and Transfer Costs Reserve to the Taxes on Distribution Reserve, which transfer was made in an effort to ensure that the Taxes on Distribution Reserve was fully funded in accordance with the Second Revised Calculation. Accordingly, the aggregate amounts of Reserved Securities currently consist of 8,092,231 shares of New GM Common Stock and 7,356,545 warrants of each class of warrants. To the extent that New GM Securities associated with currently Disputed General Unsecured Claims become available for distribution as Excess GUC Trust Assets in future periods, such New GM Securities may be utilized by the GUC Trust Administrator, in accordance with the GUC Trust Agreement and with the approval of the GUC Trust Monitor, to increase the GUC Trust Administrative Costs Reserve and/or the Reporting and Transfer Costs Reserve.

(6)	Distributions to holders of Resolved Allowed General Unsecured Claims include (a) distributions such claimants would have received had their claims been allowed as of the Initial Distribution and (b) to the extent Excess GUC Trust Distributable Assets have previously been made available to Unit holders and/or are being made available at the time of the relevant distribution, additional assets in the form of New GM Securities and/or cash in respect of their being beneficiaries of certain numbers of Units.

(7)	Pursuant to the Plan, no portion of the initial distribution to claimants was made “in respect of Units”. Only subsequent distributions of Excess GUC Trust Distributable Assets are made “in respect of Units”.

As described in footnote (1) above, no distributions to holders of Units were made in connection with the Section 2.3(a) Distribution (as defined in footnote (1) above), the fourth quarter distribution, the fifth quarter distribution, the sixth quarter distribution, the seventh quarter distribution, or the eighth quarter distribution, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold. Undistributed Excess GUC Trust Distributable Assets are reported in section H as Excess GUC Trust Distributable Assets reserved for distribution to holders of Units and will be held by the GUC Trust until the next calendar quarter for which the amount of Excess GUC Trust Distributable Assets exceeds the Distribution Threshold.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

March 31, 2013

(8)	Categorizations represent a subjective assessment by the GUC Trust as to the nature of the underlying claims based on information provided by the claimant and/or contained in the books and records of the GUC Trust. Such categorizations are subject to change at the sole discretion of the GUC Trust and without notice to any party. Amounts represented herein represent Class 3 General Unsecured Claims (as defined in the Plan). The amounts as currently ordered represent unsecured claims at either, as applicable, (i) original amounts as filed, (ii) amounts as currently reclassified or reduced by court order or (iii), amounts as allowed per executed or ordered settlement. The amounts as allowed represent Allowed Class 3 General Unsecured Claims (as defined in the Plan).

EXHIBIT B

MLC GUC Trust

Wind-Down

Actual vs. Approved Budget Report

($ in thousands)

		Jan - Mar 2013 Actual (1)	Jan - Mar 2013 Budget (2)	Actual o(u) Budget		Notes
				$	%
1	AlixPartners	$1,252.3	1,133.7	$118.6	10%	Timing; related to work and expense originally anticipated to be done later in 2013 which has been accelerated
2	Lead Counsel	977.8	1,050.0	(72.2)	(7%)
3	ADR	175.0	636.6	(461.6)	(73%)	Under budget due to settlements in lieu of litigation
4	Nova Scotia Litigation	861.8	460.0	401.8	87%	Timing; related to work and expense originally planned for 2012 that was delayed until 2013
5	Stewart McKelvey	0.0	0.0	0.0	0%

6	Total Professional Fees	3,266.9	3,280.3	(13.4)	(0%)

7	Garden City Group	88.9	220.0	(131.1)	(60%)	Work related to Bankruptcy Court activities lower than anticipated
8	GUC Trustee Fees - Wilmington	602.7	646.3	(43.6)	(7%)	Ordinary and customary fees lower than anticipated
9	GUC Trustee Legal-Gibson	295.6	200.0	95.6	48%	Timing; related to trust duration and planning work that was unanticipated in the Q1 budget
10	Monitoring Fees	351.6	360.9	(9.3)	(3%)
11	Acctg & Tax Advisors	68.3	69.9	(1.6)	(2%)
12	Rent/Facilities Expense	13.0	13.0	0.0	0%
13	Insurance Expense - Wind Down	25.1	125.0	(99.9)	(80%)	Timing; budget reflects full year expense being paid in Q1 vs quarterly recognition of actual expense
14	Michigan Tax on DIP Loan	0.0	0.0	0.0	0%

15	Total Other Costs	1,445.2	1,635.1	(189.9)	(13%)

	Contingency	0.0	0.0	0.0	0%

16	Total GUC Trust Expenses	$4,712.1	$4,915.4	($203.3)	(4%)

(1) Reflective of expenses incurred and accrued for work performed during the 3 months ended March 31, 2013. Excludes any true-up from reversal of prior quarter accruals.

(2) As submitted to DIP Lenders and GUC Trust Monitor on November 29, 2012